Exhibit 99.1

PEGASYSTEMS INC.	101 Main Street,
Cambridge, MA. 02142-1590. USA.

FOR IMMEDIATE RELEASE

For information, contact:
Chris Sullivan	Beth Lewis
Chief Financial Officer	Investor Relations Manager
Pegasystems Inc.	Pegasystems Inc.
(617) 374-9600, ext. 6020	(617) 374-9600, ext. 6077
chris.sullivan@pega.com	beth.lewis@pega.com

Pegasystems Reports Third Quarter Revenue of $25.1 Million,

Year-to-Date Pre-Tax Profits of $18.9 Million — Up 38% Over Prior Year

Financial Services, Insurance and BPM Platform Success

CAMBRIDGE, Mass., October 23, 2003 – Pegasystems Inc. (NASDAQ: PEGA), a leader in rules-based, smart business process management (BPM) software, today announced its third quarter results, reporting revenue of $25.1 million, pre-tax profits of $5.2 million, earnings per diluted share of $0.10 and positive cash flow from operations of $6.4 million.

Third Quarter Financial Performance

	Quarter		Nine months ended
(In millions, except per share data and percentages)	Q3 2003	Q3 2002	9/30/03	9/30/02
Total Revenue	$25.1	$25.6	$76.2	$76.4
License Revenue	$13.6	$16.9	$45.7	$52.3
% of Total Revenue	54%	66%	60%	68%
Services Revenue	$11.5	$8.7	$30.5	$24.2
% of Total Revenue	46%	34%	40%	32%
Pre-tax Income	$5.2	$5.1	$18.9	$13.6
Provision for income taxes	$1.8	$0.3	$4.7	$0.8
Net Income	$3.4	$4.8	$14.2	$12.9
Basic Earnings Per Share	$0.10	$0.14	$0.41	$0.38
Diluted Earnings Per Share	$0.10	$0.13	$0.40	$0.35

Henry Ancona, President and Chief Operating Officer commented, “Our focus on operational execution continues to drive results with year-to-date pre-tax profits up 38% over the first nine months of 2002. Services revenue was up 26% over the first nine months of 2002 on the strength of new license sales and the resulting customer implementations and our services margins have improved significantly over last year. Service margins were 33% through the first nine months of 2003 compared to 8% for the same period last year. As noted previously, the rate of services revenue growth and margin improvement may not be sustainable as we continue to build our network of service integration partners.

“During the quarter we saw continued success in the financial services market. A major mutual fund manager elected to deploy the PegaRULES Process Commander platform in its call center and direct processing environments. Working with EDS, we significantly expanded our contract with Inland Revenue to provide enhanced taxpayer services. In the insurance market, alliance partner AgencyPort sold its privately labeled solution, built in part on PegaRULES Process Commander, to two property and casualty customers.

Ancona continued, “In terms of products, we have continued the release of packaged applications built on PegaRULES Process Commander. Most recently we announced PegaPAYMENT Smart Adjust 3.1, a product that can reach beyond our traditional check market and into other payment types. We also announced the release of PegaCARD Smart Dispute, a new product that helps credit and debit card companies streamline the processing of card charge disputes.”

Founder and CEO Alan Trefler commented, “We continue to focus on our brand, our product and our ability to compete. We continue to invest in PegaRULES Process Commander to provide developers and users extended capabilities with even greater ease of use. We look forward to leveraging our successes and helping a widening circle of customers manage complex and changing business processes.”

Chris Sullivan, CFO, commented, “The third quarter was the first quarter in which we recognized license revenue related to completed implementations of our PegaRULES Process Commander sales.

“With the strong results year to date and continued confidence in our ability to generate cash, we are revising our 2003 guidance for annual cash from operations upward to $15 - $19 million.

We are maintaining our 2003 EPS expectation at $0.45, plus or minus 10%. In addition, as previously indicated, we continue to evaluate the possible reversal of an approximate $1.8 million tax allowance which would have the effect of adding $0.05 to EPS.”

The Company will be hosting a conference call and live Webcast associated with this announcement at 9:00 a.m. ET on Friday, October 24, 2003. Dial-in information is as follows: 800-250-4434 (domestic) or 706-634-0667 (international). A replay of the teleconference will be available at 800-642-1687 (domestic) or 706-645-9291 (international).

If interested in listening to the Webcast, log onto www.pega.com at least 5 minutes prior to the event’s broadcast, and click on the Webcast icon in the Investor Relations section.

About Pegasystems

Pegasystems Inc. (Nasdaq: PEGA) provides rules-based, smart business process management (BPM) software to large organizations, helping to deliver significant ROI and providing them with the flexibility and agility to respond to changing business needs. With annualized revenues of approximately $100 million and a blue-chip customer base, the company offers applications for the financial services, healthcare, insurance and government markets, as well as a cross-industry BPM application. Pegasystems is headquartered in Cambridge, Mass., and has regional offices in North America, Europe and the Pacific Rim. For more information, visit www.pega.com.

Forward-Looking Statements Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 including without limitation our financial guidance with respect to 2003 earnings per share and cash from operations. The words “believe,” “expect,” “hope,” “anticipate,” “plan” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include volatility of our quarterly operating results, difficulty in predicting the completion of product implementations and consequently the timing of our license revenue recognition, our ability to develop new products and evolve existing ones, the impact on our business of the ongoing consolidation in the financial services market, historically our core market, our ability to attract and retain key employees, reliance on certain key third-party relationships, and other risks and uncertainties. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s most recent report on form 10-Q or 10-K and other recent filings on file with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company’s views as of October 23, 2003. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to October 23, 2003.

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PEGASYSTEMS INC.

Condensed Consolidated Balance Sheets

(in thousands, except share-related amounts)

	September 30, 2003	December 31, 2002
Assets

Current assets
Cash and cash equivalents	$73,134	$57,393
Trade accounts receivable, net of allowance for doubtful accounts of $418 in 2003 and $507 in 2002	7,915	4,897
Short-term license installments	33,544	32,178
Short-term investments	8,841	5,303
Prepaid expenses and other current assets	949	790

Total current assets	124,383	100,561

Long-term license installments, net of unearned interest income	50,927	48,667
Long-term investments	—	750
Equipment and improvements, net of accumulated depreciation and amortization	1,139	1,727
Acquired technology, net of accumulated amortization	817	1,079
Other assets	151	196
Goodwill	2,346	3,246

Total assets	$179,763	$156,226

Liabilities and Stockholders’ Equity

Current liabilities
Accrued payroll related expenses	$7,908	$7,695
Accounts payable and accrued expenses	9,865	5,220
Deferred revenue	14,248	12,145
Total current liabilities	32,021	25,060

Deferred income taxes	1,100	—
Other long-term liabilities	231	239

Total liabilities	33,352	25,299

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value, 45,000,000 shares authorized; 34,571,655 shares and 34,291,389 shares issued and outstanding in 2003 and 2002, respectively	346	343
Additional paid-in capital	114,424	113,488
Stock warrants	374	374
Retained earnings	30,218	16,054
Accumulated other comprehensive income:
Net unrealized gain on investments available for sale	12	—
Foreign currency translation adjustments	1,037	668

Total stockholders’ equity	146,411	130,927

Total liabilities and stockholders’ equity	$179,763	$156,226

See notes to condensed consolidated financial statements

PEGASYSTEMS INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenue
Software license	$13,587	$16,902	$45,721	$52,273
Services	11,524	8,663	30,502	24,170

Total revenue	25,111	25,565	76,223	76,443

Cost of revenue
Cost of software license	87	672	262	1,988
Cost of services	7,392	7,352	20,313	22,245

Total cost of revenue	7,479	8,024	20,575	24,233

Gross profit	17,632	17,541	55,648	52,210

Operating expenses
Research and development	5,305	5,349	15,504	16,703
Selling and marketing	5,966	6,296	17,878	18,003
General and administrative	2,766	1,871	8,155	7,383

Total operating expenses	14,037	13,516	41,537	42,089

Income from operations	3,595	4,025	14,111	10,121

Installment receivable interest income	1,350	1,258	3,900	3,774
Other interest income, net	188	218	524	541
Other income (expense), net	106	(373)	327	(816)

Income before provision for income taxes	5,239	5,128	18,862	13,620
Provision for income taxes	1,798	302	4,698	752

Net income	$3,441	$4,826	$14,164	$12,868

Earnings per share
Basic	$0.10	$0.14	$0.41	$0.38

Diluted	$0.10	$0.13	$0.40	$0.35

Weighted average number of common and common equivalent shares outstanding
Basic	34,488	34,176	34,393	33,956

Diluted	36,086	36,275	35,551	36,292

See notes to condensed consolidated financial statements.

PEGASYSTEMS INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2003	2002
Cash flows from operating activities
Net income	$14,164	$12,868
Adjustments to reconcile net income to net cash provided by operating activities:
Stock option income tax benefits	617	—
Deferred income tax	1,100	—
Depreciation and amortization	1,207	3,512
Reduction in provision for doubtful accounts receivable	(90)	—
Changes in operating assets and liabilities:
Trade and installment accounts receivable	(6,582)	(306)
Prepaid expenses and other current assets	(114)	974
Accounts payable and accrued expenses	4,668	(151)
Deferred revenue	2,103	3,762

Net cash provided by operating activities	17,073	20,659

Cash flows from investing activities
Purchase of investments	(11,196)	(4,800)
Maturing investments	8,421	—
Acquisition of 1mind	—	(573)
Purchase of equipment and improvements	(346)	(558)
Other long-term assets and liabilities	59	(3)

Net cash used in investing activities	(3,062)	(5,934)

Cash flows from financing activities
Payments under capital lease obligation	—	(81)
Proceeds from sale of stock under Employee Stock Purchase Plan	253	177
Exercise of stock options	969	3,887

Net cash provided by financing activities	1,222	3,983

Effect of exchange rate on cash and cash equivalents	508	538

NET INCREASE IN CASH AND CASH EQUIVALENTS	15,741	19,246

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	57,393	33,017

CASH AND CASH EQUIVALENTS, END OF PERIOD	$73,134	$52,263

See notes to condensed consolidated financial statements.